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                                   EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

The following is a list of the subsidiaries of the Company:


                                               Place of
           Subsidiary                        Incorporation
           ----------                        -------------

1)    Candela Iberica, S.A.                      Spain

2)    Candela France SARL                        France

3)    Candela KK                                 Japan

4)    Candela Laser (Deutschland) GmbH           Germany

5)    Candela Skin Care Centers, Inc.            Massachusetts
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